Exhibit 99.1

Cinedigm Announces Fourth Quarter and Full Year Fiscal 2018 Financial Results

Full Fiscal Year Total OTT Revenue Increased 23% Driven Mainly by OTT Channel Revenue that Increased 36%

LOS ANGELES (June 25, 2018) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the fourth quarter and full year fiscal 2018, which ended March 31, 2018.

Financial Highlights for Fourth Quarter 2018:

•	Consolidated revenues were $17.7 million
•	Content and Entertainment revenues were $8.4 million
•	Consolidated Adjusted EBITDA was $6.3 million

Financial Highlights for Full Year 2018:

•	Consolidated revenues for the year were $67.7 million
•	Content and entertainment revenues for the year were $30.1 million
•	Consolidated Adjusted EBITDA was $23.0 million

Key Financial and Operating Results

•	Total OTT revenues were $11.5 million, an increase of 23% for the full fiscal year ended March 31, 2018, driven mainly by OTT channel revenues, which increased 36% (1)
•	Cinedigm’s three owned branded OTT channel services, CONtv, Docurama and Dove Channel, continue to expand including new linear formats. Subsequent to quarter end, the Company entered into an agreement with documentary specialist and distributor Cargo Film and Releasing to expand the Docurama channel via programming and marketing support.
•	During the year or subsequent to quarter end, the Company launched and/or announced six additional OTT channels: Third party-financed or partnership channels include HallyPop (Korean Pop Music), WHAM! (E-Sports), Gatherer (Millennial and GenX women), CombatGo (Mixed Martial Arts) and a yet-to-be named Chinese content channel. We also launched a branded linear channel for Cinedigm’s three owned and operated OTT channel services.
•	Driven by the increase in our OTT channel service portfolio and several key new distribution deals closed during the year or subsequent to year end, Cinedigm’s estimated reach, (which is defined as the total supporting device universe), has increased to 91% from a year ago, increasing by more than 200 million mobile phones, smart TVs and other connected devices. Cinedigm’s expanded distribution footprint includes scale services such as Twitch, Amazon Fire, Vizio, iOS and Android among many others.
•	The Company has a robust pipeline of new third party and partnership financed OTT channel services in development as well as several new distribution deals either signed or in negotiation with telcos, OEMs, technology giants and fast-growing startups that will be announced upon service launch.

•	The Company entered into a credit facility with East West Bank consisting of a maximum of $19.0 million in revolving loans at any one time, more than doubling its borrowing capacity on significantly more favorable financial terms than the prior facility.
•	The Company reduced debt during the Fiscal Year by $71.8 million and lowered annual consolidated interest expense by $4.8 million.

“Fiscal 2018 was an extremely productive and transformative year for our company and we are very pleased with our financial results for the year and fourth quarter, particularly our fast-growing OTT revenues,” said Chris McGurk, Cinedigm Chairman and CEO. “Through a series of strategic alliances, high-caliber partnerships and financing transactions we continued to significantly transform our business model to capitalize on the enormous market opportunities in the global streaming OTT business. The strong presence we have established in China, working closely with our majority investor, Bison Capital, high level regulators and new strategic partners, enables us to be a key provider of bilateral programming and OTT channels between the U.S. and China. In addition, the positive response to our business progress and significant media coverage in China has given us increased confidence of sustainable success. Overall, we continue on a rapid path to become an even more important provider of content, networks, services and technology to the global OTT streaming business, the largest and fastest segment of the entertainment business, with particular strength in the 2 biggest entertainment and OTT markets in the world, North America and China.”

Jeffrey Edell, Chief Financial Officer of Cinedigm added, “Backed by a much stronger balance sheet and growth capital from the Bison transaction, we are also making good progress towards adding faster growing, higher margin digital revenues from four distinct OTT revenue streams: subscription fees, advertising and sponsorships, digital content distribution fees and management, operational and technology service fees. Going forward, we plan to leverage our expanded portfolio of channels and enormous device reach, where we added access to more than 200 million new mobile phones, smart televisions and other connected devices during the year, an increase of 91%, to further drive high margin revenue and EBITDA growth. We have an extremely robust deal pipeline that should further expand our OTT channel portfolio and device reach, leading to significant additional revenue streams as will all of the partnerships we have been signing with major Chinese media partners. Our vastly improved balance sheet results from our debt reduction of $71.8 million during the last fiscal year, which lowered annual interest expense by approximately $4.8 million on a consolidated basis, and a new Revolving credit facility that more than doubled our borrowing capacity on much more favorable financial terms than our prior facility.”

Fiscal Year 2018 Highlights

Completed Transformative Transaction with Bison Capital

By the end of December 2017, the Company closed and funded a $40 million financing, ($30 million of equity and $10 million in debt) and strategic partnership transaction with Bison Capital, a Beijing-based investment firm with the objective to become the first China / U.S. independent studio, strongly positioned in OTT in the two largest entertainment markets in the world. This relationship paved the way for Cinedigm to be a major player in the creation and delivery of independent content and OTT services both into and out of China.

Accelerating Expansion in China

Early in calendar 2018, the Company formed a strategic alliance with Starrise Media Holdings Limited (“Starrise Media”), a leading Chinese entertainment company, to release Hollywood films in China theatrically and digitally. This new alliance also targets the release of hundreds of films into the home entertainment marketplaces in both China and in North America, with particular focus on digital platforms.

Subsequent to year end, the Company also signed six new business cooperation agreements with new Chinese partners, including Youku, the Alibaba-owned #2 streaming service in China, and the China International Cooperation Committee, considered the “National Geographic” of China, that will provide quality Chinese content and distribution services to accelerate the bilateral flow of movies, TV and short-form programming between China and the U.S. At the Beijing International Film Festival, the Company also announced a plan to launch a Chinese language OTT channel in North America targeted at a younger audience, signed a One Belt One Road cultural programming cooperation agreement with China, presented 2 keynote addresses that discussed our plans to increase the flow of content between the two territories and generated significant broadcast, print and online media coverage across China that underscored both our strategy and our close working relationships in this endeavor with important Chinese media partners and key regulatory authorities. Also subsequent to year-end the Company completed an agreement with Youku to distribute up to 30 original feature films in North America.

Increasing Available Content and Expanding Distribution

The Company continues to build an ever-growing network of distribution partnerships, with telcos, OEMs, technology giants and fast-growing startups ensuring broad channel deployment across the connected TV, mobile and set-top device ecosystems. Cinedigm’s portfolio of proprietary channels continues to scale, growing from 3 owned and operated channels at the beginning of fiscal 2018 to 9 OTT channels either launched or announced today, with 6 of those channels either fully 3rd party financed or operating under a partnership model. These include Dove, CONtv, Docurama, Wham!, CombatGo and The Gatherer Network. With a massive film and TV episode rights library of tens of thousands of titles, the Company has a rich catalog of content and a variety of platforms to serve its growing channel portfolio on key platforms such as Amazon, Roku, iOS/Apple, Google/Android and Vizio among many others. Due to the expansion of our OTT channel portfolio and several new platform and device distribution agreements closed during the year or subsequent to year end, the Company’s device reach for mobile phones, smart TVs and other connected devices increased by over 200 million devices or 91% in the last year. Our device footprint should continue to increase given our robust and expanding deal pipeline.

In addition to the Chinese language OTT channel, the Company has announced plans to launch a Korean Pop channel, partnering with Jungo TV and major Korean broadcaster SBS and has several key new platform, distribution, channel and servicing deals either to be announced upon launch or in negotiation.

Expanding New Entertainment Revenue Streams

As a result of its expanded global presence, strong library of content and expanding distribution, the Company has identified three key revenue growth streams, which it believes will drive results while the legacy cinema deployment business becomes a smaller portion of its overall business.

•	OTT - Over time, the company expects this portion of its business will grow to become the largest portion of its revenue portfolio, driven primarily by revenue from four distinct revenue streams: 1. subscription fees 2. advertising and sponsorships, 3. Management, operational and technology service fees, and; 4. digital content distribution fees. The Company believes it is in a unique competitive position to generate these multiple streams of high margin revenues from the entire global OTT ecosystem, the largest and fastest growing segment of the entertainment business, with particular emphasis on North America and China.
•	Home Entertainment Distribution – Distribution fees, digital licensing, supply chain fees and manufacturing fees resulting from the distribution of content through both traditional and digital home entertainment retailers and platforms.
•	China – The two-way distribution of content establishes numerous opportunities for the generation of distribution and subscription fees as well as advertising and service revenues as both Chinese and American content is served on both continents across theatrical, other tradition and digital platforms and OTT channels.

Improving Operational Efficiencies

The company remains committed to effective cost management and promoting efficiencies in all aspects of its business. Management has reduced operating costs by approximately $11 million over the last two years and is pursuing additional measures including deploying new technology to streamline and upgrade the supply chain process in order to handle our increased deal flow, accelerate revenues and reduce costs.

Strengthening the Balance Sheet

Through a series of financing transactions, the Company significantly strengthened its balance sheet in 2018 resulting in a $71.8 million reduction in debt over the prior year and access to significant growth capital through the new revolving credit facility. The Bison transaction enabled the retirement of approximately $50 million in convertible debt at more than a 50% discount to book value thereby increasing the book equity of the company and helping to reduce overall annual interest expense by approximately $4.8 million.

Effective March 30, 2018, the Company secured a new $19 million revolving credit facility with East West Bank, which has strong relationships in China, the rest of Asia and North America, to support its content distribution and OTT channel initiatives in China and the U.S. The proceeds of the Credit Facility will be used for the acquisition and/or distribution of content, the payment of interest and fees, working capital needs and general corporate purposes and repayment of the Company’s existing revolving credit facility.

Looking ahead, the Company continues to explore additional opportunities to refinance remaining debt balances at more favorable terms.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company’s management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company’s performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company’s performance because it believes that adjusted EBITDA more accurately reflects the Company’s results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company’s operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

(1.) Total OTT revenues represent the sum of 4 distinct revenue streams: 1. Subscription fees; 2. Advertising and sponsorships; 3. Digital content distribution fees; and 4. Management, operational and technology service fees. OTT channel revenues represent the sum of two of those revenue streams (subscription fees and advertising and sponsorships).

Conference Call

Cinedigm will host a conference call to discuss its financial results at 1:30 p.m. PDT / 4:30 p.m. EDT on June 25, 2018.

To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning June 25, 2018 at 7:30 p.m. EDT, through June 30, 2018 at 7:30 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 1833429.

About Cinedigm

Cinedigm powers custom content solutions to the world’s largest retail, media and technology companies. We provide premium feature films and series to digital platforms including iTunes, Netflix, and Amazon, cable and satellite providers including Comcast, Dish Network and DirecTV, and major retailers including Walmart and Target. Leveraging Cinedigm’s unique capabilities, content and technology, the Company has emerged as a leader in the fast-growing over-the-top (OTT) channel business, with four channels under management that reach hundreds of millions of devices while also providing premium content and service expertise to the entire OTT ecosystem. Learn more about Cinedigm at www.cinedigm.com.

In November 2017, Bison Capital became the beneficial owner of the majority of Cinedigm’s outstanding Class A Common Stock. Bison Capital is a Hong Kong-based investment company with a focus on the media and entertainment, healthcare and financial service industries. Founded by Mr. Peixin Xu in 2014, Bison Capital has made multiple investments in film and TV production, film distribution and entertainment-related mobile Internet services.

Cinedigm is now working closely with Bison to develop plans and forge partnerships to release entertainment content and develop OTT channels in China while, reciprocally, releasing Chinese content and new OTT channels in North America.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:

Jill Newhouse Calcaterra

Cinedigm

jcalcaterra@cinedigm.com

310-466-5135

CINEDIGM CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	March 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$17,952	$12,566
Accounts receivable, net	38,128	53,608
Inventory, net	792	1,137
Unbilled revenue	6,799	5,655
Prepaid and other current assets	10,497	13,484
Total current assets	74,168	86,450
Restricted cash	1,000	1,000
Property and equipment, net	21,483	33,138
Intangible assets, net	14,653	20,227
Goodwill	8,701	8,701
Debt issuance costs, net	—	260
Other long-term assets	1,177	1,558
Total assets	$121,182	$151,334
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$69,225	$73,679
Current portion of notes payable, including unamortized debt discount of $225 and $0, respectively	4,775	19,599
Current portion of notes payable, non-recourse	512	6,056
Current portion of capital leases	—	66
Current portion of deferred revenue	1,821	2,461
Total current liabilities	76,333	101,861
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs of $2,140 and $2,701 respectively	37,570	55,048
Notes payable, net of current portion and unamortized debt issuance costs of $3,352 and $5,340, respectively	25,435	59,396
Deferred revenue, net of current portion	3,842	5,324
Other long-term liabilities	306	408
Total liabilities	143,486	222,037
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% – $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at March 31, 2018 and 2017 respectively. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A and Class B stock; Class A stock 60,000,000 shares and 25,000,000 shares authorized at March 31, 2018 and 2017 respectively; 36,261,975 and 11,841,983 shares issued and 34,948,139 and 11,841,983 shares outstanding at March 31, 2018 and 2017, respectively; zero Class B stock authorized and outstanding at March 31, 2018 and 1,241,000 Class B stock authorized and zero shares outstanding at March 31, 2017.	35	12
Additional paid-in capital	366,223	287,393
Treasury stock, at cost; 1,313,836 Class A common shares at March 31, 2018.	(11,603)	—
Accumulated deficit	(379,225)	(360,415)
Accumulated other comprehensive loss	(38)	(38)
Total stockholders’ deficit of Cinedigm Corp.	(21,049)	(69,489)
Deficit attributable to noncontrolling interest	(1,255)	(1,214)
Total deficit	(22,304)	(70,703)
Total liabilities and deficit	$121,182	$151,334

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

	Three Months Ended March 31,		For the Fiscal Year Ended March 31,
	2018 Unaudited	2017 Unaudited	2018	2017
Revenues	$17,673	$19,594	$67,683	$90,394
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	5,053	7,241	19,523	25,121
Selling, general and administrative	6,630	6,010	28,454	23,776
Provision for doubtful accounts	(589)	797	991	1,213
Restructuring expenses, net	—	(45)	—	87
Depreciation and amortization of property and equipment	2,197	5,164	12,412	27,722
Amortization of intangible assets	1,395	1,396	5,580	5,718
Total operating expenses	14,686	20,563	66,960	83,637
Income (loss) from operations	2,987	(969)	723	6,757
Interest income	13	17	57	73
Interest expense	(3,043)	(4,139)	(14,250)	(19,068)
Debt conversion expense and loss on extinguishment of notes payable	—	(4,316)	(4,504)	(5,415)
Gain on termination of capital lease	—	—	—	2,535
Other (expense) income, net	(35)	(180)	(277)	31
Change in fair value of interest rate derivatives	30	38	157	142
Loss from operations before income taxes	(48)	(9,549)	(18,094)	(14,945)
Income tax expense	94	(109)	(401)	(252)
Net income	46	(9,658)	(18,495)	(15,197
Net income attributable to noncontrolling interest	9	14	41	68
Net income attributable to controlling interests	55	(9,644)	(18,454)	(15,129)
Preferred stock dividends	(89)	(89)	(356)	(356)
Net loss attributable to common stockholders	$(34)	$(9,733)	$(18,810)	$(15,485)
Net loss per Class A and Class B common stock attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders	$—	(0.97)	$(0.81)	$(1.92)
Weighted average number of Class A and Class B common stock outstanding: basic and diluted	37,544,775	10,013,665	23,104,811	8,049,160

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended March 31,
($ in thousands)	2018	2017
Net income (loss)	$46	$(9,658)
Add Back:
Income tax expense	(94)	109
Depreciation and amortization of property and equipment	2,197	5,164
Amortization of intangible assets	1,395	1,396
Interest expense, net	3,030	4,122
Loss on extinguishment of notes payable	—	4,316
Other (income) expense, net	35	180
Change in fair value of interest rate derivatives	(30)	(38)
Provision for doubtful accounts	(344)	797
Stock-based compensation and expenses	65	362
Restructuring, transition and acquisition expenses, net	—	(45)
Net loss attributable to noncontrolling interest	9	14
Adjusted EBITDA	$6,309	$6,719

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(1,947)	$(4,988)
Amortization of intangible assets	(12)	(12)
Provision for doubtful accounts	348	(530)
Income from operations	(5,276)	(2,985)
Adjusted EBITDA from non-deployment businesses	$(578)	$(1,796)

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	For the Fiscal Year Ended March 31,
($ in thousands)	2018	2017

Net loss	$(18,495)	$(15,197)
Add Back:
Income tax expense	401	252
Depreciation and amortization of property and equipment	12,412	27,722
Amortization of intangible assets	5,580	5,718
Gain on termination of capital lease	—	(2,535)
Interest expense, net	14,193	18,995
Debt conversion expense and loss on extinguishment of notes payable	4,504	5,415
Other expense, net	2,028	40
Change in fair value of interest rate derivatives	(157)	(142)
Provision for doubtful accounts	253	1,213
Stock-based compensation and expenses	2,279	1,726
Restructuring, transition and acquisition expenses, net	—	87
Net loss attributable to noncontrolling interest	41	68
Adjusted EBITDA	$23,039	$43,362

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(11,690)	$(26,786)
Amortization of intangible assets	(46)	(46)
Provision for doubtful accounts	(253)	(946)
Bonuses	(59)	—
Income from operations	(13,683)	(14,616)
Adjusted EBITDA from non-deployment businesses	$(2,692)	$968